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This filing consists of the transcript of a conference call with investors held by Cisco Systems, Inc. (“Cisco”) and Sourcefire, Inc. (“Sourcefire”) on July 23, 2013:

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EDITED TRANSCRIPT

CSCO—Cisco Systems to Acquire Sourcefire Conference Call

EVENT DATE/TIME: JULY 23, 2013 / 01:00PM GMT

OVERVIEW:

On 07/23/13, CSCO announced a definitive agreement to acquire Sourcefire. Under the terms of agreement, CSCO will pay $76 per share in cash in exchange for each share of Sourcefire and assume outstanding equity awards for aggregate purchase price of approx. $2.7b including retention-based incentives.

JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

CORPORATE PARTICIPANTS

Melissa Selcher Cisco Systems, Inc.—Senior Director of Corporate Communications

Chris Young Cisco Systems Inc—SVP of Cisco Security Group

Marty Roesch Sourcefire—Founder and CTO

Hilton Romanski Cisco Systems Inc—VP Corporate Business Development

CONFERENCE CALL PARTICIPANTS

Ittai Kidron Oppenheimer & Co.—Analyst

Mark Sue RBC Capital Markets—Analyst

Subu Subrahmanyan The Juda Group—Analyst

Tal Liani BofA Merrill Lynch—Analyst

Ehud Gelblum Morgan Stanley—Analyst

Brian Modoff Deutsche Bank—Analyst

Ben Reitzes Barclays Capital—Analyst

Brian White Topeka Capital—Analyst

PRESENTATION

Operator

Welcome, everyone, and thank you for standing by. All participants have been placed on a listen-only mode. Today’s conference is being recorded. If you have any objections, please disconnect at this time.

I would now like to turn the call over to Melissa Selcher, Senior Director of Corporate Communications. You may begin.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Thank you, Wendy. Good morning, everyone. This is Melissa Selcher, Senior Director of Corporate Communications for Cisco. Welcome to our conference call announcing Cisco’s definitive agreement to acquire Sourcefire, a leader in intelligent cyber security solutions transforming the way enterprises, government agencies manage and minimize security risks.

This morning I am joined by Chris Young, Senior Vice President for Cisco Security Group; Marty Roesch, Founder and CTO of Sourcefire; and Hilton Romanski, Vice President of Corporate Business Development for Cisco. A press release with information on today’s announcement can be found on the websites of both companies at www.cisco.com and www.sourcefire.com. A replay of this conference call will be available until Midnight Pacific time on August 6. For callers in the United States, the replay number is 888-562-6199. For all other callers, the replay number is 203-369-3186. The replay will also be available on the Investor Relations section of both companies’ websites.

The matters that both companies will be discussing today include forward-looking statements and, as such, are subject to risks and uncertainties. These risks and uncertainties include those factors discussed in the most recent reports on form 10-Q and 10-K filed by each company, as well as those discussed in the joint press release announcing this acquisition. These and other risks and uncertainties could cause actual results to differ from those contained in our forward-looking statements. Unauthorized recording of this conference call is not permitted.

I would also like to remind the audience that today’s call will pertain strictly to Cisco’s agreement to acquire Sourcefire. None of the comments in this call should be viewed as an update on the recent or current quarter.

Now I would like to turn the call over to Chris Young, Senior Vice President of Cisco Security Group. Chris?

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

Thanks, Mel, and good morning, everyone, and thank you all for joining us today. Let me start by saying that Cisco is committed to being our customers’ leading security partner, and to our aspirational goal to be the number one security company. As our customers face an increasingly dynamic and treacherous threat landscape, we are moving with increased focus to provide, in our view, the industry’s most comprehensive integrated security architecture to help them combat these challenges.

Today, in announcing our intent to acquire Sourcefire, we are taking a significant step forward in our commitment to accelerating our security business, and delivering what we believe to be the strongest and most comprehensive security platform in the industry. Sourcefire, as you know, is a leader in intelligent cyber security products and services. And over the last 12 years, Marty and the Sourcefire team has grown to serve over 2,500 customers in over 180 countries around the world. Sourcefire solutions are deployed in nearly all the Fortune 100 companies, in over 42% of the global 500, and across all US military branches and in very large civilian government agencies as well.

Cisco is the leader in network and data center security, and our innovation engine continues to be strong. We are recognized as the leader in the Gartner Magic Quadrant in eMail, web security, network access control, and SSL VPN. We have used the combination of internal development as well as acquisitions, including IronPort, ScanSafe, and most recently Cognitive Security, to drive innovation. But we are going to do a lot more. And our customers are asking us to do much more. And this is a major step on that journey.

What we see very clearly is that the security market is in transition. It is moving away from point products to integrated intelligent solutions that constantly defend, discover, and help them remediate against threats. Cisco has always used market transitions to gain leadership in the market, and this transition is no different. The security challenge for our customers is getting more complex everyday. Both Sourcefire’s and Cisco’s customers identify security as one of the single greatest inhibitors to their ability to capitalize on the opportunities provided in the era of cloud, mobility, BYOD, and ultimately the Internet of Everything.

The challenges come on at least three fronts. First, we all know the IP landscape itself is in change. Today the perimeter is vanishing, and it is vanishing to encompass the mobile network and the cloud, all of which create entry points and infrastructure that, in many cases, the IT manager no longer controls. We call this the any-to-any problem. You can have any user on any device who can be anywhere accessing any application or any resource that can be running in any cloud. As customers begin to harness the power of the Internet of Everything, you can only see how this becomes more and more complex for them.

The second area of focus for customers is the sophistication of the threat landscape. Several years ago, managing a virus attack or controlling fishing eMails were very discrete problems that could be controlled with a set of discrete solutions. Today we face a very sophisticated and well-financed population of cyber criminals. They are using new techniques like leveraging social information based in social media and public domains to initiate very targeted attacks. They are also using high-performance tools like malware to become resident within secure zones in enterprises and public sector entities alike, and do their damage from within. When this is described as a war, it is not an over-exaggeration. The inability for companies, for service providers and governments to defend against this type of attack can have disastrous consequences for many, and for the economy.

The third area of focus is the cost and complexity that is resulting from what customers have had to do to deal with many of these challenges by incorporating many different products from many different vendors. There is a proliferation of appliances, which has created a management challenge and increased cost. Moreover, as networks become more programmable, customers will be increasingly challenged to utilize their network intelligence with a fragmented set of security solutions.

Our customers are turning to us, Cisco, as a market leader for a holistic approach to secure their environment, to help them reduce complexity, to help them reduce costs, and to be more secure. Our strategy for security has three key pillars. First is the security services platform, which moves us from deploying sets of security appliances that have traditionally run in tandem with the network, to providing security as an integral part of the network and the data-center fabric. Our platform is based on an architectural approach that wraps uniform management and policy together with a set of smart services and analytics, and utilizes an ecosystem of partners to deliver the latest threat-defense capabilities.

The second pillar of our strategy is cloud delivery, in which we deliver security from the cloud, secure transactions in the cloud, and aggregate the intelligence from billions of the daily transactions that we see across our security-installed base. Today we provide web and eMail security in the cloud. In the future, we expect to extend to other services like applications, data, and ultimately, user security.

Third is network integrated. Using the network as a core sensor base, and provider of context and enforcement, helping our customers determine when, where and how to take action, making them faster and more effective in addressing threats. The goal of our strategy is to deliver our customers what they want, a continuous and highly automated approach to protection across the entire attack continuum before, during and after an attack, while driving cost and complexity out of the system.

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

The acquisition of Sourcefire will accelerate our execution on all three pillars of our security strategy. Sourcefire will be an integral part of the Cisco security business. We will align our team and our strategy to leverage their products, their thought leadership, and converge with a combined set of solutions for our customers in the marketplace. The combination will strengthen how companies and government agencies address the entire attack continuum, from endpoints, to remote offices, to the campus, into data centers, and the cloud.

Now, Hilton will join us soon and discuss the details of the deal. He will outline the many synergies that make this combination so compelling. Among them is the very consistent view both Cisco and Sourcefire have about the role the network must play in cyber security and threat defense. The scale and visibility provided by the network, and the ability to use the network to mitigate threats, are central to any effective and scalable security approach.

Sourcefire brings another asset to Cisco, however. And that is a vibrant open-source community. Sourcefire was the thought leader early on in security by embracing and developing a vibrant open-source community with a leading set of products, including Snort, the world’s most widely deployed intrusion detection and prevention technology, with nearly 4 million downloads to date. This was an important attribute that attracted us to Sourcefire.

And Cisco, as you know, has a rich history of embracing open standards as a way to drive market adoption of our architectures. And we’ve been the leader in supporting open-source innovation all along. Together, Cisco and Sourcefire look forward to the continued partnership with the open-source community.

Now, I personally have watched Sourcefire for several years, and admired what they have done. Having spent quite a bit of time with the Sourcefire team and Marty over the last few months, the value proposition of Cisco and Sourcefire together is clear. We will offer more best-in-class security services, more actionable intelligence for continuous protection, and an open platform to enable a threat-aware network. I believe the combination is going to be truly compelling for all of us in the industry.

Now, I’m very pleased and honored to be able to introduce Marty Roesch. He’s Sourcefire’s Founder and CTO. As a brief introduction, and many of you already know this, Marty is one of the most highly respected security leaders in the industry. Marty built Sourcefire through an open-source strategy, creating a community of security technologists working together to build leading intrusion-prevention systems.

Marty has also assembled a world-class team at Sourcefire, with deep security DNA. One great example is Sourcefire’s vulnerability research team — a group of elite security experts who work around the clock to proactively discover, assess and respond to the latest trends in hacking, intrusions, malware and vulnerabilities. This combination of the Sourcefire talent, Cisco talent, and the open-source community will allow us to jointly bring security innovations to the market faster and, ultimately, help our customers solve their most challenging security problems.

Marty?

Marty Roesch —Sourcefire—Founder and CTO

Thanks, Chris. My team and I are extremely excited about what the combination of Sourcefire and Cisco will make possible for the customers and the markets that we serve. Joining our companies will help accelerate the realization of our vision for a new model of security across the extended network. We are excited about the opportunities ahead to expand our footprint via Cisco’s global reach, as well as Cisco’s commitment to support our pace of innovation in both commercial markets and the open-source communities.

From the moment we first met, I felt there was a great deal of synergy between the companies and our visions on security, and how we thought about the problem, as well as how we work together. I really felt it from the get-go that we had very similar cultural ideals, as well as philosophies on attacking these problems. So, we’ve thought from the very earliest times that this is a combination that could work and be very, very effective. As a result, we are very excited about doing this deal.

So, when you look at Sourcefire, you need to start with Snort. Snort is the world’s leading open-source intrusion detection and prevention engine. When I started Sourcefire, the idea behind the company was — I was going to take the thing that was already popular worldwide, Snort, and build a company around it, build an open-source product company that took the Snort technology and turned it into an enterprise security products suite that anybody could use, anybody could get running — from small shops up to the largest enterprises in the world. Really, what we wanted to do was leverage that to become what we’ve done today — becoming the leading provider of threat-centric security in the market.

As a result, we’ve built a fast-growing security business with a seasoned channel ecosystem, strong gross margins and recurring revenue. As Chris pointed out, we have over 2,500 customers in 180 countries, and our solutions are deployed in nearly all Fortune 100 companies and across Global 500, as well as in the US federal government and governments worldwide, as well as all branches of the US military. With over 650 people in the Company, we have built a strong team that is used to a high pace of innovation and executing in the market.

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

So there are several things that we believe make Sourcefire unique. Sourcefire couples its industry-leading security technology with real-time visibility across the extended network that includes virtual, mobile and endpoints to provide a new model of security that allows defenders to be more effective before, during and after an attack. Sourcefire’s cyber security solutions work not only at a point in time, but also have continuous capability to provide threat protection and retrospective remediation across the extended network. And with more than 12 years of security leadership, Sourcefire has assembled a team of deep security DNA, and will expand Cisco’s presence in this field. We have a lot of very strong leaders in the security field. And we feel like bringing that to the table, combined with Cisco, is going to be a very powerful combination. And finally, in the Maryland and Washington, DC areas, widely recognized as the center of excellence for security innovation, the Sourcefire acquisition expands Cisco’s presence in this region.

Moving on to our solutions, Sourcefire provides an innovative approach to security, based on continuous awareness, detection and protection across its industry-leading portfolio. We look at security from the defenders’ perspective, what we call the attack continuum — before, during and after an attack. We think about security from the standpoint of the people who are actually trying to protect their networks. When they do that, they typically think about the problem in three phases — before an attacker shows up, during an attack, and then after an attack in the event that an attacker has actually gotten into the environment, what they have available to work in each phase, and what they can do about it if somebody actually breaks in.

So, one of the big points about Sourcefire’s approach is we have this notion of both point-in-time security, which is the way that security works traditionally across most products. The products are presented with information at a point in time, such as an intrusion prevention system being presented with a network protocol, and then make a decision about whether or not to allow that in real time. And when they make that decision, it is made as an [autonomic] decision, and then the intrusion prevention system moves on.

Sourcefire, much like Cisco and most security companies in the industry, has a broad set of solutions around the point-in-time operational model. But we also have a continuous capability that we have developed over the last several years that is built on top of our advanced malware protection technologies. The advanced malware protection technologies bring a whole new model for doing security to the market. A model in which we continuously evaluate what is going on in our target environments based on streaming telemetry up to a cloud back-end, and then use that information to be able to detect attackers continuously, not just at a point in time.

So, this is really a powerful combination. For network security, Sourcefire delivers a platform that is universal, and can be a next-generation intrusion prevention system, a next-generation firewall, or even an advanced malware protection appliance. Our differentiation on this platform is continuous advanced threat protection with contextual awareness, intelligent security automation and application control.

Sourcefire also provides a full solution to help defenders battling advanced malware. We have a technology called advanced malware protection that discovers, understands and stops advanced malware outbreaks with continuous file analysis and retrospective security. We can not only detect the attacks as they happen, but we can also look back once we figure out an attack is in our environment, and identify exactly what happened from the moment it arrived until it was discovered, which is an extremely powerful capability.

So let me give you an example of how our technologies working together can make a huge difference. We have a utility out in the west of the United States that uses Sourcefire’s full suite of technologies. This customer, they’re a long-standing NGIPS customer, and basically they were facing regular attacks from advanced malware. Now, its existing endpoint protection product was detecting and eliminating some threats, however, the recurrence frequency and unexplained network activity indicated that it was not providing a full view of the infection, nor identifying and eliminating its root cause. The company’s sophisticated response team spent a significant amount of time investigating suspicious activity.

FireAMP, Sourcefire’s advanced malware solution for endpoints, mobile devices and virtual environments, working in conjunction with the NGIPS solution, allowed the response team to track suspicious activities back to the core threats, the specific executable, tracking unusual communications back to specific devices and system processes that were responsible for the activity. FireAMP also provided visibility into the source of the infection, so that measures were taken to eliminate its recurrence. This visibility into the full extent of the infection allows the threat to be eliminated, and its root cause to be addressed as well. By using FireAMP, the company was able to reduce a multi-day investigation and remediation to a matter of hours. This kind of capability that we bring to the table is a big opportunity for everyone involved, Cisco and Sourcefire, to combine our world-class products and technologies to provide continuous pervasive threat protection across the entire attack continuum; it’s very, very powerful.

Before I turn it over to Hilton, I would like to address the open-source community that has been so central to our innovation and success over the last 12 years, and who will be absolutely critical in our evolution into the future. You have my and Cisco’s unwavering commitment to this community, and the vital role you play in the solutions we drive. I have said over the last 12 years that Snort is now, and always will be, free, and we intend to continue that tradition.

So now I would like to hand things over to Hilton Romanski to share more about the transaction details, synergies and benefits.

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

Hilton Romanski —Cisco Systems Inc—VP Corporate Business Development

Thanks, Marty, and congratulations. I’ll cover some of the additional details of the transaction at this time. Under the terms of the agreement, Cisco will pay $76 per share in cash, in exchange for each share of Sourcefire, and assume outstanding equity awards for an aggregate purchase price of approximately $2.7 billion, including retention-based incentives. Pending owner-acquired regulatory approvals, we expect the acquisition to close in the second half of calendar-year 2013. Cisco ended the last quarter with $47 billion in cash and cash equivalents, which we will use to fund the cost of this acquisition. Cisco expects the acquisition to be slightly dilutive to non-GAAP earnings in fiscal-year 2014 due to normal purchase accounting adjustments, such as the write off of deferred revenue and integration costs.

Once the acquisition closes, we will include Sourcefire in our guidance going forward. We do not expect the transaction to have a material impact on non-GAAP gross margins. Upon the close of the acquisition, Sourcefire’s global operations and over 650 Sourcefire employees will be integrated into Cisco’s security group under Chris Young. Marty Roesch, Sourcefire Founder and CTO, will become VP and Chief Architect of Cisco’s security group, and will be instrumental to leading Cisco’s security architecture, and helping to guide the successful integration and operation of the Sourcefire business. The acquisition has been approved by both Cisco’s and Sourcefire’s respective Boards of Directors, and is subject to Sourcefire shareholder approval and regulatory review.

Within Cisco’s build-buy-partner innovation strategy, buy has always been key. With every acquisition, we have a very disciplined approach and set of criteria for evaluating and prioritizing opportunities, with a specific focus on shareholder value and return. As we evaluated the alternatives in this particular market, there are many reasons we believe that Sourcefire, in combination with Cisco, above all others is very compelling. First — growth. Sourcefire has demonstrated strong financial performance, extending its position within the security market, and reporting consistent and high levels of growth. For the year ended December 31, 2012, total revenues were $223 million, an increase of 35% for the full year.

Second — talent. Sourcefire has some of the best talent in the security industry. And its Maryland headquarters is well located to attract and retain top talent.

Third — innovation. Sourcefire’s technology is highly regarded, including recognition as a leader in Gartner’s Magic Quadrant. As Chris mentioned, we also have a very well-aligned view and innovation philosophy around the role of the network, and the value in an open and integrated platform.

Fourth — complementary portfolios. The combination of Cisco and Sourcefire portfolios enable delivery of the most comprehensive offering in the industry.

Fifth — software and open source. As discussed, Sourcefire brings a uniquely valuable open-source community to Cisco. We realize the tremendous benefits this will bring to our security business, but also see enormous value from their experience and insight in driving open-source opportunities across our Business.

Six — go to market. Sourcefire has invested aggressively in security sales force and channel. Over 50% of their business runs through that channel. What we believe is that the continued investment into security sales and partners will be critical. And combining that with a broader industry-leading focus, we will drive this business even further.

Finally, last but not least — culture. As we have gotten to know the Sourcefire team, the clear alignment between our companies and our cultures is something that we believe will greatly accelerate and smooth the integration process. The opportunities and the synergies we have identified in this combination are compelling, and we are confident in our ability to deliver positive results with the acquisition of Sourcefire.

Now, I will pass it back to Chris Young, so that he can share why we all believe that Cisco and Sourcefire is a winning combination for our customers today and into the future. Over to you, Chris.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

Thanks, Hilton and team, and congratulations again, Marty and the Sourcefire team for all the tremendous value you guys have built in the company. Let me give everyone a flavor for how this is going to work. Pending close of the deal, over the coming quarters you are going to see the combination play out in the following ways. Cisco security services platform strategy will evolve to incorporate both what Cisco is doing today and what Sourcefire security services are doing, together in a common architecture. This will be deployed across multiple form factors, from highly scalable appliances like Sourcefire’s current FirePOWER platform, to virtual appliances for public and private clouds, to integration across infrastructure from routers to switches to the data center.

Cisco security intelligence capabilities will expand to combine with Sourcefire’s collective security intelligence, inclusive of the FireAMP capabilities that extend from the endpoint across the network infrastructure to devices and security appliances that will drive more actionable security intelligence. We can offer now the broadest

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

visibility and faster time to resolution across the broadest IT footprint together by integrating security across the network data center fabrics all the way out to the endpoints.

There is no doubt that cloud, mobility and the Internet of Everything are going to drive continued [major] transition, not only in the broader IT market, but in the security market as well. We have seen the transition coming for quite a while, and we have been architecting a strategy for several years. This is no longer a market where point-product leadership is going to win out in the long term. And Cisco and Sourcefire both see the imperatives for a holistic, integrated approach to security, but one that is also open, that is agile and flexible, that is not only built for today but built for tomorrow’s requirements for security.

The vision and strategy we have laid out for our security business gives us the opportunity to become our customers’ leading security partner. We are very focused on driving that leadership. We are excited, and I’m personally excited, about how much Sourcefire is going to accelerate our ability to execute against this mission.

With that, again, I am very pleased to welcome all of the Sourcefire employees, customers and partners to the Cisco family, and I will stop there and open it up for Q&A.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Great. Thanks, Chris. Operator, we would like to open for questions. I’d like to remind the audience to please ask only one question. I would also like to remind you that Cisco is currently in our quiet period, and I believe Sourcefire is as well. Please limit your questions to only those related directly to this transaction.

Operator, first question, please.

QUESTION AND ANSWER

Operator

Ittai Kidron, Oppenheimer.

Ittai Kidron —Oppenheimer & Co.—Analyst

Thank you very much and congratulations. Chris, I had a couple of questions. Maybe you can talk about what is the internal work and portfolio that you have in intrusion detection space and how would that fit? Are those resources that will be re-allocated elsewhere, reduce, cut? The second question regarding some key personnel at Sourcefire, can you tell us, have you secured contracts and agreements with some of the key employees that are necessary to keep this innovation going forward? What level of security do you have in maintaining the key individuals there?

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

Marty and the Sourcefire leadership team are coming over to Cisco with us. Marty, as I mentioned earlier in the call, is going to play a role across our entire portfolio. So he will be driving a lot of the strategy for the overall Cisco security portfolio. As you guys know, not only did he build Sourcefire but, Marty has been very visionary in going far beyond the core value of the business as it started out. He has pioneered a lot of the innovation they have done around against advanced mal ware protection and defense. His philosophy around continued security I think has been really important to the value that we have seen in the overall business. So, we are very happy to have Marty and the executive leadership team from Sourcefire come over as part of the transition. So that is number one, we have actually made that a formal part in many cases of the transaction. Your first question.

Second now, on the product side, as you know we are currently in the IDS IPS business with Cisco. We have a number of customers, maybe thousands of customers around the globe who use the Cisco IPS and IDS technologies, both on a stand-alone as well as an integrated basis with the DSA firewall. That being said, we believe that the combination of Cisco strengths, as well as Sourcefire’s strengths coming together are going to offer our customers value proposition that is far beyond what they’re getting from Cisco today. We believe that the innovation that Marty and the team have driven not only in their core next-generation IPS capabilities but with advanced mal ware protection integrated not only with our firewall technologies but as part of the overall Cisco footprint are going to be incredibly powerful for the marketplace, incredibly powerful for customers and are exactly the kinds of capabilities that customers are asking us to deliver.

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Thanks, Ittai. Operator next question.

Operator

Mark Sue, RBC Capital Markets.

Mark Sue —RBC Capital Markets—Analyst

Good morning everyone. Chris, if you look at the intrusion prevention and the network awareness assets coming from Sourcefire, how do we think about chief assets in terms of integration over time with some of the other things you have done already? Cognitive, Scan Safe, Secure Net, Ironport — I think if we added up Cisco has a 23 security acquisitions. Some of which have been integrated, some of which have been discontinued — some of which are still separate. Maybe a road map over the next several years with these assets, along with everything else— that would be helpful. Would you say with Sourcefire you are now complete. Does it fill the missing leg or would it be number 24 and other things that you need to do in the future?

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

So, a couple of questions in there. Let me try to dissect a couple of them and I will ask Marty to give his opinion as well. Because I do want you to understand it from his perspective. First of all, we are building out a security services platform architecture. Sourcefire is down that path, Cisco is down that path. The platform architecture is ultimately going to allow us to aggregate multiple security capabilities in a common architecture construct, physical, virtual, and cloud based. They are going to allow our customers to get the benefit of multiple security capability.

And this is really important because if you rewind the clock back much of the way the security business started, you had a point product for every problem that you could think about in security. You had viruses you could buy anti virus. You needed intrusion prevention of intrusion protection you bought that as a specific product. You needed a firewall, you bought that as a specific product. The world is moving now towards integrated architecture, integrated appliances, integrated solution sets and security. And we are definitely moving down that path with Cisco and with Sourcefire to combine these capabilities in a common architectural construct.

We are no longer going to be in a position where you have the notion of standalone security products and services that completely operate independently of everything else. The security solutions have come together to provide customers with continuous protection from the endpoint all the way through the data center. Our road map will reflect that. As we get through close and are able to say more about the integration of the two Companies and products we will be able to talk a lot more about our integrated road map and how we are going to bring the security solutions together specifically for customers. Maybe I’ll ask Marty to talk a little bit about this from his perspective as well.

Marty Roesch —Sourcefire—Founder and CTO

Sure. From my viewpoint what Sourcefire has been driving towards for years now that we have integrated within the scope of the things we typically address, kind of on the threat side of the world is building unified threat management platforms that operates everywhere that threat operates. On the networks, mobile, virtual, and at the endpoints. And being able to do so by leveraging a platform of, what we call, contextual awareness or having this realtime awareness of the environments we’re operating within. This is very different than a lot of the industry operates.

What this allows us to do—this idea of contextual awareness allows us to drive automation across our product line, also allows us to drive information sharing across all of our technologies. All of our technologies are built to be able to inter operate with one another. This is extremely important if you are going to deal with modern threats. Because quite frankly, without this kind of approach and a bunch of point devices that you’re individually configuring that all operate at a point in time and when something is missed it goes by you and is not recognized for months or even years. If you see the security reports that are out there and what happens when a security technology fails, what you’ll see is that the failure is systemic across the entire deployed infrastructure and it takes a long, long time to root out.

With this integrator architecture that we have, it doesn’t just have defense and depth. It also has what we call defense and scope. We have this ability to continuously evaluate the environment for infections by mal ware and activities of intruders, and use that information to security environment much more effectively and proactively than any other solution that is out there. Getting together with Cisco allows us to greatly expand the breadth of what we can bring to the table and gives us a huge

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

amount of visibility and what is going on. Not just in singular customers but globally as well. So this is, I think, a huge gain for both organizations bringing our best technologies together with their visibility and their customer reach in the existing products that they already have. It is really exciting. [multiple voices]

Mark Sue —RBC Capital Markets—Analyst

Chris, since you’ve been at Cisco for some time and embarked this journey to improve the security assets this does sound like with Sourcefire that you will be filling one of the biggest voids and we should be done for some time?

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

I missed the last part of that question. Can you say that one more time?

Mark Sue —RBC Capital Markets—Analyst

Since you’ve been working to improve the assets at Cisco [indiscernable] with the assets you have now with Sourcefire, I guess we should expect maybe some smaller deals but that’s it for the big deals or big development for security for some time?

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

We are committed to continuing the strategy we have always had with is we’ll build and innovate organically. We’ll partner with others out in the industry and actually the open-source community aspect of Sourcefire accelerates our partnership strategy. At Cisco Live we recently introduced our PX grid architecture which allows us to extend context from the network out to an ecosystem of security partners. So we are continuing—we are going to amplify our partnership strategy, you’ll see that going forward. As you know the security industry is dynamic. We have to not only deal with the changes that are happening in the underlying IT architecture but we have adversaries that are out there that are constantly trying to figure out ways to defeat us. As that landscape changes, we will respond. If we have to respond organically, if we have to respond inorganically then we will do so to build our business. And really go after that goal that I laid out of the beginning of the call. Which is, we will not rest until we are the number one security partner for our customers hands down.

Mark Sue —RBC Capital Markets—Analyst

That’s helpful. Thank you. Good luck.

Operator

Subu Subrahmanyan, Juda Group.

Subu Subrahmanyan —The Juda Group—Analyst

Thank you. My question, Chris, is could you talk about the competitive landscape that is redefined by your acquisition of Sourcefire. And you mentioned a few areas in the Gartner magic quadrant where you are a leader, but you did not talk specifically about firewalls. I’m trying to see with the next generation of firewalls, how your existing assets and the Sourcefire assets would fit in as you target that market.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

So, we are the market share leader in firewall today. Across our portfolio. And we will continue to build—and we have the industry’s most widely deployed stateful inspection firewall across all geographies, actually. We will continue what we’re doing. We have it on this path for several years now. It is adding capabilities to the firewall. The firewall market is increasingly being defined by aggregated functionality in the form of capabilities like application, visibility, and control. We believe ultimately that it is going to require an evolution beyond a pure firewall but to an architecture, this is where we are talking about the platform construct. And Marty talked about this as well. It goes beyond firewall but includes applications, and includes the intrusion detection and prevention, includes threat awareness and defenses

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

well. It cannot be just of the perimeter. It has to be something that is pervasive across the entire IT landscape for customers whether it is at the edge of the network, as in the data center in the clouds. We believe that architecture of the future goes well beyond the firewall but certainly we will leverage our strength in the core area security market, together with space bar integration and the best of breed capabilities and understanding intrusion, understanding mal ware, understanding thousand deliver that to customers in an integrated way.

Operator

The next question is from Tal Liani with Bank of America.

Tal Liani —BofA Merrill Lynch—Analyst

Hi, thanks for taking the call. Congrats Marty. I have a question, it is kind of at the high-level, it looks like the transaction makes tons of sense specifically for Cisco. But when you look at the details, it seems like there is a lot of work to do because if you look at the platform of Sourcefire, it cuts malware protection, intrusion prevention but also firewall. Cisco has competing products in the same spaces. Specifically the firewall space. But more than that, it is a competing platform. So the question is, when you look at platform versus platform, how do you intend to consolidate these two platforms into a single offering or is one going to replace the other? What is the strategy there? The second question is, why did you buy Sourcefire and not another company. What I mean by that is, what intrigued you into offering? Was it intrusion prevention or was it the platform, the consolidated platform that they offer for multiple threat solutions? Thanks.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

Let me start with the second question first because I think that is really the most important point here. Why did we choose to buy Sourcefire? I came to Cisco nearly two years ago now, as was pointed out on the last question. I have been on a journey with my team, with John, with many of the people at Cisco to build the security business that’s going to allow us to be the number one security partner for our customers. We have been building, we have done some acquisitions as somebody pointed out, we just did the Cognitive Security acquisition about six months ago. We have been looking at the landscape of what our customers are dealing with. When you think about how security is going to evolve, that is really where we got excited about what Sourcefire can bring together with Cisco. Sourcefire, we believe, has done some very unique things and thinking about not only intrusion detection and prevention, but in advance malware, in threat awareness, in leveraging the power of cloud based intelligence to see malware infections both before, before, during and after an attack. We believe that the investment that Sourcefire has made, not only in the core IPS business and transforming that to a next generation IPS, but in their advanced malware detection, coupled with what Cisco’s strengths are on the firewall side, in web security, in e-mail security and some of the investments we have made around advanced threat defense ourselves. We can provide the industry’s most comprehensive solution. If I segue from their into your first question, there is work to do and there is work to do in our current portfolio, but we have looked at the combined architectural possibilities and we believe that in particular some of the architectural decisions that have been made in Sourcefire, both around what they’ve done on physical appliances, with their virtual appliance architecture, and in the cloud, maps very well to Cisco’s strategy and that our path to integration our path to be able to offer a solution set to customers that combines the best of both portfolios is one that is very achievable in a near term fashion.

Tal Liani —BofA Merrill Lynch—Analyst

So does it mean, by the way [just on defense], does it mean that the platform Sourcefire is the platform going forward also for firewall? There is some capabilities that overlap. What I am trying to understand is not more of the strategic level, does it mean that one platform is going to win going forward versus the other, or are you going to have multiple offerings that address different needs of customers?

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

I will be able to lay out more of a roadmap, Marty and I at close will come together and layout more of a roadmap that’s specific around which pieces are going to go where at close. But as you know, for now we are both public companies, we do have technologies that compete in the marketplace. So it would be premature for us to go into some details around your question. If you kind of look at the philosophy that I laid out, that Marty laid out for why we believe the combination comes together, I think you can understand the direction that we’re taking the business and why this can be such a valuable capability for Cisco.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Thank you.

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

Operator

Thank you, the next question is from Ehud Gelblum with Morgan Stanley.

Ehud Gelblum —Morgan Stanley—Analyst

Hi guys, I appreciate it. Thank you. The deal, I’m going to echo what a lot of other people have said. The deal makes a lot of sense from a lot of the boxes that you guys have looked to talk about recently and the types of things you’re looking to do on the M&A front. A couple questions. One, does Sourcefire have any strong partnerships or alignments with other companies that either align well with some of the partners that Cisco has? Like a Citrix, etc? Or possibly with companies that Cisco may have had some tension with that may have to get smoothed over overtime? And then, when you guys did Scientific Atlanta some time ago, in the beginning it looked, it was a great acquisition, but there were probably some greater challenges with having a company that was all the way across the country from where you guys are. I am wondering, you’ve talked a lot about how strong Maryland is as a base for security, and that probably gives you a lot of opportunity in terms of hiring. Did you feel there was some lacking in your ability to higher strongly on the West Coast that this is going to solve? And how have you thought about just smoothing over some of the difficulties of being 3000 miles away from each other that may have come up from your experience before? And finally, one last thing on channel, you talked about the fact that Sourcefire gets about 50% or more of its revenue from the channel. Is that the same channel that Cisco uses or is there additional channel partners? I imagine similar because the security angle you’re both very strong in, but does this extended your channel in any way, and is it something that you can then push through your own channel to take that 50% even higher? Thanks.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

A couple of things there. This is between Cisco headquarters and Sourcefire. We don’t believe it is meaningful. We have global teams, we run businesses all around the globe. I have teams all across the globe. So we really believe however, that the location of Sourcefire and some of the work, the innovation that’s being done security not only at Sourcefire, but in the greater Washington DC area particularly driven by the enhanced focus that the government and many of those that are here in this region are placing around cyber security is going to be a strategic advantage in security over the long term. And for a long time Cisco has worked very closely with a large number of customers in this particular region. We have operations here already and at the end of the day, we believe this is going to make us stronger. Not only in the region, but in our security business. As you know, security is a very specialized field. It requires people who really understand the attack landscape, the threat landscape, our adversaries, their motivations, their methodologies, and the Sourcefire investment in that particular strategic security area of expertise is very, very important for us. We are going to continue to invest in that very heavily and we expect to continue to invest in this particular area and this particular team, and really bringing that together with the overall Cisco security landscape. We believe it will be relatively little disruption on the overall business. Let me come back to your second question on the channel landscape. We do have some overlap in our channel partner programs today. We will work through how the various channel partners can take the different product sets to market over time. Again, until we close the transaction, we are separate companies so we will have our channel partners in each respective company operate as they would normally operate, but over time, we will bring the Sourcefire channel program into Cisco and we look forward to working with the channel partners that are currently important to Sourcefire who may not be working closely with Cisco today.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Great. Thanks, Ehud. Operator, next question?

Operator

Next question is from Brian Modoff from Deutsche Bank.

Brian Modoff —Deutsche Bank—Analyst

Hi guys. Can we talk a little bit about security of the application layer. You mentioned that earlier. You may go ahead with your question. Can you talk about security at the application layer? You mentioned that earlier in your remarks. Talk about what you’re thinking is along those lines, please. Thank you.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

As you know security is a system wide problem and Marty pointed that out in his remarks. Security isn’t just something you can put in one place in the infrastructure and forget about everywhere else. As Cisco and now Sourcefire coming together in a combined security business. We are thinking about how we drive security all the way from the data center, which is where many applications are resident today, through the cloud to the endpoint. As we continue to expand on our strategy, we’re cognizant that customers are going to be very focused on how you are delivering a security architecture. Again, that doesn’t just operate in layer three layer four of the network, but extends all the way out to the application layer whether that be visibility, whether that is delivering controls around applications, or dealing with specific application layer vulnerabilities.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Great. Thank you Brian. Next question.

Operator

Thank you. The next question is from Ben Reitzes with Barclays Capital.

Ben Reitzes —Barclays Capital—Analyst

Yes, thanks a lot. I want to talk a little bit about the revenue assumptions, just big picture. $223 million in revenue, you mentioned you’re going to have to have a deferred revenue write-down. Justify the multiple you paid. What kind of revenue acceleration are you looking for? I would assume very meaningful post 2014, or even in the back half, and what kind of revenue run rate are we really acquiring here? I would think it is something well north of $300 million given the revenue multiple you’re paying. Maybe the specifics to the answers are around how Cisco’s channel and Sourcefire’s channel combined to create a channel arbitrage situation where there’s massive acceleration at some point. I’m just wondering when that kicks in? Thanks.

Hilton Romanski —Cisco Systems Inc—VP Corporate Business Development

Yes, I’ll answer this. This is Hilton. With respect to the financials, and in particular on the revenues, as I pointed out earlier, the revenue growth for 2012 was over 35%. As the company has stated broadly, their expectations moving forward and what consensus, obviously, is driving is around the 25% growth rate in the near-term. Clearly, as we look at the transaction and look at the opportunity for us to drive on some of the synergies that Chris and Marty have been talking about, we see significant opportunities, clearly on the revenue side to be able to get to better performance on a combined basis and at the same time to be able to look, on the cost side, to be able to unlock some additional value. That having been said, in looking at precident transactions, again from a multiple’s perspective, as a multiple of sales, being able to get to the mid- single digits to the mid- double digits, clearly we have seen that range of transactions in the marketplace and we look at the premium that is being paid for the company, we believe that we’ve got a fair deal on both sides. We look forward to unlocking some of the value that we talked about through the work that Chris and Marty described, and being able to achieve our internal plans relative to the transaction.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Thanks, Ben. We will take one more question operator.

Operator

Thank you. The next question is from Brian White with Topeka Capital.

Brian White —Topeka Capital—Analyst

Hi Chris, could you kind of quantify what the overlap is between Cisco Security and Sourcefire, and also what gaps are in the security portfolio that prevent you from becoming the number one in security? Thank you.

Chris Young —Cisco Systems Inc—SVP of Cisco Security Group

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JULY 23, 2013 / 01:00PM GMT, CSCO—Cisco Systems to Acquire Sourcefire Conference Call

Sure. As you know, we do compete in the IDS IPS business. That is a component of the overall Cisco Security business. What I can say is that a large percentage of our IDS IPS sales at Cisco are attached to our ASA firewall. That is a big driver of our growth. We believe, however, what we now have combined with Sourcefire is a next generation IPS, that’s going to allow our combined customers to really drive more value, to have a better, stronger security solution set for the overall, for their overall set of security challenges. We are going to be combining our capabilities in a way that allows the current Cisco customer base and the current Sourcefire customer base to get the best of both portfolios and certainly within Cisco as we’re thinking about how we do this, we plan for helping our customers move forward in getting the best of the innovations that both companies can have. Really this comes back to, our goal is to be the number one security partner for our customers hands down. And by bringing the innovation that the Sourcefire team has done, not only in its core IDS IPS business by delivering a next generation IPS, but in advance malware protection, visibility in the network, in context awareness. We believe the combination of these two companies is really going to be, it is going to leave a big imprint on the overall industry and help our customers deal with the challenges they’ve got in security in ways they have not seen before.

Melissa Selcher —Cisco Systems, Inc.—Senior Director of Corporate Communications

Great. Thanks Chris. Thanks Hilton, thanks Marty. Thank you everyone that joined us on the call today. If you have additional questions please visit the website of either company, or contact a member of the IR, AR, or PR team for either company. Thanks everyone. This concludes our conference call for today.

Operator

Thank you for participating on today’s conference call. If you’d like to listen to the call in its entirety, you may call 888-562-6119. For participants dialing from outside the US, please dial 203-369-3186. Thank you for joining. You may disconnect at this time.

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Forward-Looking Statements

This document may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the combination of the companies’ products and technologies to provide continuous and pervasive advanced threat protection across the entire attack continuum and from any device to any cloud, the acceleration of delivery of Cisco’s security strategy as a result of the acquisition, the delivery of a new continuous security approach for customers, the acceleration of the realization of the vision for a new model of security across the extended network, the expected completion of the acquisition and the time frame in which this will occur, the expected benefits to Cisco and its customers from completing the acquisition, the expected financial performance of Cisco (including earnings projections) following completion of the acquisition, and plans regarding Sourcefire personnel. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Sourcefire’s stockholder and regulatory approval of the acquisition or that other conditions to the closing of the transaction may not be satisfied, the potential impact on the business of Sourcefire due to the uncertainty about the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings related to the transaction, general economic conditions, the retention of employees of Sourcefire and the ability of Cisco to successfully integrate Sourcefire’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent reports on Form 10-K and Form 10-Q filed with the SEC on September 12, 2012 and May 21, 2013, respectively, as well as the “Risk Factors” section of Sourcefire’s most recent reports on Form 10-K and Form 10-Q filed with the SEC on February 28, 2013 and May 3, 2013, respectively. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Sourcefire will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Sourcefire. Sourcefire’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Sourcefire by going to Sourcefire’s Investor Relations page on its corporate website at http://investor.sourcefire.com/ or by directing a request to Sourcefire at: Sourcefire, 9770 Patuxent Woods Drive, Columbia, MD 21046.

Sourcefire and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sourcefire’s stockholders with respect to the acquisition. Information about Sourcefire’s executive officers and directors is set forth in the proxy statement for the Sourcefire 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of Sourcefire and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Sourcefire’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on September 26, 2012, annual report on Form 10-K filed with the SEC on September 12, 2012, Form 8-K filed with the SEC on February 1, 2013, and Form 8-K filed with the SEC on October 4, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://www.cisco.com/go/investors.